                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

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                        COLLATERAL MAINTENANCE AGREEMENT

                                     between

                             AMERICAN AIRLINES, INC.

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Security Agent

                          Dated as of February 5, 2004

================================================================================

                                                Collateral Maintenance Agreement

                                Table of Contents

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ARTICLE I           DEFINITIONS AND RULES OF CONSTRUCTION...............................      1
   Section 1.1      Definitions.........................................................      1
   Section 1.2      Rules of Construction...............................................      1

ARTICLE II          REPORTS REGARDING THE COLLATERAL....................................      2
   Section 2.1      Parts Inventory Report..............................................      2
   Section 2.2      Annual Appraisal....................................................      2
   Section 2.3      Quarterly Appraisal.................................................      3
   Section 2.4      Nonappraisal Compliance Reports.....................................      3
   Section 2.5      Annual Methodology Requests.........................................      4
   Section 2.6      Limited Exceptions to Reporting Requirements........................      5
   Section 2.7      Information from the Security Agent.................................      6
   Section 2.8      Independent Appraiser...............................................      6

ARTICLE III         COLLATERAL REQUIREMENTS.............................................      7
   Section 3.1      Maintenance of Collateral Ratios....................................      7
   Section 3.2      Certain Limitations Regarding the Pledged Spare Parts...............     10
   Section 3.3      Fleet Reduction.....................................................     11
   Section 3.4      Liens...............................................................     12
   Section 3.5      Maintenance.........................................................     12
   Section 3.6      Possession..........................................................     12
   Section 3.7      Inspection..........................................................     13
   Section 3.8      The Company's Obligation to Insure..................................     14
   Section 3.9      Designated Locations................................................     14
   Section 3.10     Access..............................................................     14
   Section 3.11     Reports.............................................................     14

ARTICLE IV          MISCELLANEOUS.......................................................     15
   Section 4.1      Benefits of Agreement Restricted....................................     15
   Section 4.2      Appraiser's Certificate.............................................     15
   Section 4.3      Notices; Waiver.....................................................     16
   Section 4.4      Amendments, Etc.....................................................     16
   Section 4.5      No Waiver...........................................................     17
   Section 4.6      Successors and Assigns..............................................     17
   Section 4.7      GOVERNING LAW.......................................................     17
   Section 4.8      Effect of Headings..................................................     18
   Section 4.9      Counterpart Originals...............................................     18
   Section 4.10     Severability........................................................     18
   Section 4.11     Security Agent......................................................     18
   Section 4.12     Replacement of Security Agent.......................................     18
   Section 4.13     Successor Security Agent by Merger, Etc.............................     19

                                                Collateral Maintenance Agreement

                                Table of Contents
                                   (continued)

APPENDIX I      -   DEFINITIONS APPENDIX
APPENDIX II     -   FORM OF APPRAISAL COMPLIANCE REPORT
APPENDIX III    -   FORM OF NONAPPRAISAL COMPLIANCE REPORT
APPENDIX IV     -   INSURANCE

                                                Collateral Maintenance Agreement

                        COLLATERAL MAINTENANCE AGREEMENT

      COLLATERAL MAINTENANCE AGREEMENT, dated as of February 5, 2004, between
(i) AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), and (ii) U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as agent (the "Security Agent") for U.S. Bank Trust National Association, in its capacity as trustee (the "Trustee") under the Indenture, dated as of the date hereof, among the Company, the Trustee and Citibank, N.A., as Class A Liquidity Provider (the "Class A Liquidity Provider").

                                 R E C I T A L S

      WHEREAS, the Company, the Trustee, and the Class A Liquidity Provider have entered into the Indenture providing for the issuance of certain Notes;

      WHEREAS, in order to secure the payment of the principal amount of and interest on the Notes and all other Obligations of the Company under the Indenture, the Notes and the other Operative Documents, the Company has granted a security interest in the Spare Parts Collateral pursuant to the Spare Parts Security Agreement; and

      WHEREAS, the Company and the Security Agent wish to set forth herein certain additional agreements with respect to the Spare Parts Collateral.

      NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company and the Security Agent agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

      Section 1.1 Definitions. Capitalized terms used above or hereinafter and not otherwise defined herein shall have the meanings ascribed to such terms in
Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be part of this Agreement as if fully set forth in this place.

      Section 1.2 Rules of Construction. The rules of construction for this Agreement are set forth in Section 2 of the Definitions Appendix.

                                                Collateral Maintenance Agreement

                                   ARTICLE II

                        REPORTS REGARDING THE COLLATERAL

      Section 2.1 Parts Inventory Report. So long as the Notes are Outstanding, with respect to each Parts Inventory Report Period, the Company shall prepare a Parts Inventory Report, dated as of a date (the "Parts Inventory Report Date") within such Parts Inventory Report Period, and shall deliver such Parts Inventory Report to the Independent Appraiser no later than the fifth Business Day following such Parts Inventory Report Date.

      Section 2.2 Annual Appraisal.

      (a) Subject to Section 2.5 hereof, so long as the Notes are Outstanding, with respect to each Annual Parts Inventory Report, by the fifth Business Day following the applicable Annual Appraisal Report Date, the Company shall furnish to the Trustee, the Security Agent, the Class A Liquidity Provider, and each Rating Agency an Independent Appraiser's Certificate signed by an Independent Appraiser and dated as of such Annual Appraisal Report Date.

      (b) Each such Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon the applicable Annual Parts Inventory Report and upon use of the Annual Methodology, the following:

            (i) the Fair Market Value of the Pledged Spare Parts as of the applicable Parts Inventory Report Date; and

            (ii) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Pledged Spare Parts as of the applicable Parts Inventory Report Date.

      (c) Each such annual Independent Appraiser's Certificate shall be accompanied by (i) a copy of the Annual Parts Inventory Report upon which such Independent Appraiser's Certificate was based, and (ii) an Appraisal Compliance Report determined as of the applicable Parts Inventory Report Date and dated as of the applicable Compliance Report Date. The Appraisal Compliance Report provided with such Independent Appraiser's Certificate shall set forth the calculation of the Class A Collateral Ratio and the Class B Collateral Ratio, in each case based on (A) the Fair Market Value of the Pledged Spare Parts set forth in such Independent Appraiser's Certificate and (B) the Fair Market Value of Cash Collateral held by the Collateral Agent, the principal amount of the Class A Notes Outstanding, and the principal amount of the Class B Notes Outstanding, each as of the applicable Annual Appraisal Report Date, and,

                                                Collateral Maintenance Agreement
if applicable, the Fair Market Value of the Other Collateral with respect to such Annual Appraisal Report Date.

      Section 2.3 Quarterly Appraisal.

      (a) Subject to Section 2.5 hereof, so long as the Notes are Outstanding, with respect to each Quarterly Parts Inventory Report, by the fifth Business Day following the applicable Quarterly Appraisal Report Date, the Company shall furnish to the Trustee, the Security Agent, the Class A Liquidity Provider, and each Rating Agency an Independent Appraiser's Certificate signed by an Independent Appraiser and dated as of such Quarterly Appraisal Report Date.

      (b) Each such quarterly Independent Appraiser's Certificate shall state, in the opinion of such Independent Appraiser, based upon the applicable Quarterly Parts Inventory Report and upon use of the Quarterly Methodology, the following:

            (i) the Fair Market Value of the Pledged Spare Parts as of the applicable Parts Inventory Report Date; and

            (ii) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Pledged Spare Parts as of the applicable Parts Inventory Report Date.

      (c) Each such quarterly Independent Appraiser's Certificate shall be accompanied by (i) a copy of the Quarterly Parts Inventory Report upon which such Independent Appraiser's Certificate was based, and (ii) an Appraisal Compliance Report determined as of the applicable Parts Inventory Report Date and dated as of the applicable Compliance Report Date. The Appraisal Compliance Report provided with such quarterly Independent Appraiser's Certificate shall set forth the calculation of the Class A Collateral Ratio and the Class B Collateral Ratio, based on (A) the Fair Market Value of the Pledged Spare Parts set forth in such Independent Appraiser's Certificate and (B) the Fair Market Value of Cash Collateral held by the Collateral Agent, the principal amount of the Class A Notes Outstanding, and the principal amount of the Class B Notes Outstanding, each as of the applicable Quarterly Appraisal Report Date, and, if applicable, the Fair Market Value of the Other Collateral with respect to such Quarterly Appraisal Report Date.

      Section 2.4 Nonappraisal Compliance Reports. So long as the Notes are Outstanding, within ten Business Days after each Nonappraisal Compliance Report Date, the Company shall furnish the Trustee, the Security Agent, the Class A Liquidity Provider, and each Rating Agency with a Nonappraisal Compliance Report dated as of such Nonappraisal Compliance Report Date.

                                                Collateral Maintenance Agreement

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      Section 2.5 Annual Methodology Requests.

      (a) If (i) the Company defaults in any of its obligations with respect to indebtedness for borrowed money of the Company in an outstanding principal amount greater than $50,000,000 which results in the acceleration of the Company's obligation to pay such indebtedness in full prior to its stated final maturity date, at any time prior to the payment of such indebtedness or the reversal of such acceleration, or (ii) an Event of Default occurs, at any time while such Event of Default is continuing, the Security Agent shall make a request by written notice to the Company that the next Independent Appraiser's Certificate scheduled to be delivered by the Company following such request be based upon the Annual Methodology. Subject to Section 2.6(a) hereof, following the Company's compliance with such request in accordance with this Section 2.5, if an American Bankruptcy Event shall have occurred and is continuing and the Company has not entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect to the Operative Documents, the Security Agent may make one or more additional requests that the Independent Appraiser's Certificate required to be delivered under this Collateral Maintenance Agreement following such additional request be based on the Annual Methodology (each request under this Section 2.5(a) to base an Independent Appraiser's Certificate on the Annual Methodology, an "Annual Methodology Request").

      (b)   With respect to any such Annual Methodology Request:

            (i) If the next Independent Appraiser's Certificate scheduled to be delivered following such Annual Methodology Request (the "Relevant Appraiser's Certificate") was to be based upon the Annual Methodology pursuant to Section 2.2 hereof (without consideration of this Section 2.5), such Relevant Appraiser's Certificate shall be prepared based upon the Annual Methodology and delivered in accordance with Section 2.2(a) hereof.

            (ii) If the Relevant Appraiser's Certificate was to be based upon the Quarterly Methodology pursuant to Section 2.3 hereof (without consideration of this Section 2.5), then:

                  (A) if such Annual Methodology Request is received by the Company 30 days or more before the date that is the applicable Quarterly Appraisal Report Date for such Relevant Appraiser's Certificate (such date, the "Relevant Appraisal Report Date"), then (1) such Relevant Appraiser's Certificate shall be prepared based upon the Annual Methodology, (2) such Relevant Appraiser's Certificate shall be dated as of such Relevant Appraisal Report Date, and the Appraisal Report Date relating to such Relevant Appraiser's Certificate shall be such Relevant Appraisal Report Date, and (3) such Relevant Appraisal Certificate shall be delivered by the Company to the Trustee, the Security Agent,

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

      the Class A Liquidity Provider, and each Rating Agency by the fifth Business Day following such Relevant Appraisal Report Date; and

                  (B) if such Annual Methodology Request is received by the Company less than the 30 days before the Relevant Appraisal Report Date, then (1) such Relevant Appraiser's Certificate shall be prepared based upon the Annual Methodology, (2) such Relevant Appraiser's Certificate shall be dated as of a date that is no more than 30 days following the Company's receipt of such Annual Methodology Request, and the Appraisal Report Date relating to such Relevant Appraiser's Certificate shall be such date, and (3) the dates and time periods for compliance by the Company with its obligations under Article II and Section 3.1 hereof relating to, or resulting from or determined by reference to, such Relevant Appraiser's Certificate shall be deemed to be adjusted mutatis mutandis, without further act, to reflect the changes described in clause
      (2) of this Section 2.5(b)(ii)(B);

and in each case described in (A) and (B) of this Section 2.5(b)(ii), with respect to any subsequent Independent Appraiser's Certificates required to be delivered under this Collateral Maintenance Agreement following such Relevant Appraiser's Certificate, the definitions of "Annual Appraisal Report Date", "Annual Parts Inventory Report", "Quarterly Appraisal Report Date", and "Quarterly Parts Inventory Report" shall be deemed to be adjusted mutatis mutandis, without further act, such that subsequent Independent Appraiser's Certificates dated as of the yearly anniversaries of such Relevant Appraisal Report Date will thereafter be based upon the Annual Methodology and the Independent Appraiser's Certificates dated as of other Appraisal Report Dates will thereafter be based upon the Quarterly Methodology (unless and until such definitions are adjusted thereafter by operation of this Section 2.5(b)(ii) or
Section 2.8(c)(iv) hereof).

      Section 2.6 Limited Exceptions to Reporting Requirements. Notwithstanding any other provision herein or in any other Operative Document to the contrary:

      (a) The Company shall not be obligated to deliver pursuant to Article II hereof an Independent Appraiser's Certificate based upon the Annual Methodology more than two times in any nine-month period.

      (b) If the Company has provided a Parts Inventory Report to the Independent Appraiser in accordance with Section 2.1 hereof, but the Independent Appraiser fails to provide the related Independent Appraiser's Certificate to the Company by the applicable Appraisal Report Date, then
      (i) the Company shall make all reasonable efforts to cause the Independent Appraiser to deliver such Independent Appraiser's Certificate to the Company, (ii) such Independent Appraiser's Certificate shall be dated as of the date that such Independent

                                                Collateral Maintenance Agreement

                                       5

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      Appraiser's Certificate is delivered to the Company, and the Appraisal
      Report Date with respect to such Independent Appraiser's Certificate shall be such date of delivery, and (iii) the dates and time periods for compliance by the Company with its obligations under Article II and
      Section 3.1 hereof relating to, or resulting from or determined by reference to, such Independent Appraiser's Certificate shall be deemed to be adjusted mutatis mutandis, without further act, to reflect the changes described in clause (ii) of this Section 2.6(b); provided that, if such failure by the Independent Appraiser to provide such Independent Appraiser's Certificate continues for more than 30 days following the applicable Appraisal Report Date (without consideration of clause (ii) of this Section 2.6(b)), then the Company (x) shall have no obligations under
      Article II and Section 3.1 hereof relating to, or that would have otherwise resulted from or been determined by reference to, such Independent Appraiser's Certificate and (y) shall make all reasonable efforts to replace such Independent Appraiser pursuant to Section 2.8(a) hereof. For the avoidance of doubt, nothing in this Section 2.6(b) shall be construed to prevent the occurrence of an Event of Default set forth in
      Section 7.1(c) of the Indenture, if the circumstances expressly described therein shall occur and be continuing.

      Section 2.7 Information from the Security Agent. The Fair Market Value of any Investment Securities included in the Cash Collateral for purposes of this Collateral Maintenance Agreement shall be determined by the Security Agent in accordance with customary financial market practices. The Security Agent shall inform the Company of the principal amount of the Class A Notes Outstanding, the principal amount of the Class B Notes Outstanding, and the amount of cash and the Fair Market Value of any Investment Securities included in the Cash Collateral, in each case as of any date promptly after the Company's request for such information.

      Section 2.8 Independent Appraiser.

      (a) The Company may, at any time and acting in good faith, designate another nationally recognized Independent Appraiser to perform the next required appraisal under Article II hereof, by written notice given to the Security Agent (with a copy to each Rating Agency); provided that the Company shall have obtained the prior consent of the Class A Liquidity Provider to such new Independent Appraiser, such consent not to be unreasonably withheld or delayed.

      (b) If an Event of Default has occurred and is continuing, and the Security Agent has a reasonable basis for concluding that the performance of the Independent Appraiser that executed the most recent Independent Appraiser's Certificate delivered pursuant to Article II hereof was not satisfactory, then the Security Agent (acting at the direction of the Controlling Party) may designate another nationally recognized Independent Appraiser to perform the next required appraisal under Article II hereof, by

                                                Collateral Maintenance Agreement

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

written notice given to the Company and each Liquidity Provider (with a copy to the Trustee and each Rating Agency) within 45 days after the date of such most recent Independent Appraiser's Certificate.

      (c) Notwithstanding any other provision of any Operative Document to the contrary, if an Independent Appraiser's Certificate to be delivered pursuant to this Collateral Maintenance Agreement is to be prepared and signed by a New Appraiser, then (i) the Appraisal Report Date with respect to such Independent Appraiser's Certificate shall be a date (the "New Appraisal Report Date") no later than the 30th day following the date on which such Appraisal Report Date would otherwise fall, and such Independent Appraiser's Certificate shall be dated as of such New Appraisal Report Date, (ii) such Independent Appraiser's Certificate shall be based upon the Annual Methodology, (iii) the dates and time periods for compliance by the Company with its obligations under Article II and
Section 3.1 hereof relating to, or resulting from or determined by reference to, such Independent Appraiser's Certificate shall be deemed to be adjusted mutatis mutandis, without further act, to reflect the changes described in clause (i) of this Section 2.8(c); provided that in the case of a New Appraiser designated by the Company pursuant to Section 2.8(a) hereof, the dates and time periods for the Company's compliance with its obligations under Section 3.1 hereof shall not be so adjusted, and (iv) if the Appraisal Report Date with respect to such Independent Appraiser's Certificate (without consideration of clause (i) above) is not an Annual Appraisal Report Date, with respect to any subsequent Independent Appraiser's Certificates to be delivered under this Collateral Maintenance Agreement following such Independent Appraiser's Certificate delivered by such New Appraiser, the definitions of "Annual Appraisal Report Date", "Annual Parts Inventory Report", "Quarterly Appraisal Report Date", and "Quarterly Parts Inventory Report" shall be deemed to be adjusted mutatis mutandis, without further act, such that subsequent Independent Appraiser's Certificates dated as of the yearly anniversaries of such Appraisal Report Date (without consideration of clause (i) above) will thereafter be based upon the Annual Methodology and the Independent Appraiser's Certificates dated as of other Appraisal Report Dates will thereafter be based upon the Quarterly Methodology (unless and until such definitions are adjusted thereafter by operation of Section 2.5(b)(ii) hereof or this Section 2.8(c)(iv)).

                                   ARTICLE III

                             COLLATERAL REQUIREMENTS

      Section 3.1 Maintenance of Collateral Ratios.

      (a) If the Class A Collateral Ratio, as determined pursuant to an Appraisal Compliance Report, is greater than the Maximum Class A Collateral Ratio, or if the Class B Collateral Ratio, as determined pursuant to an Appraisal Compliance Report, is greater

                                                Collateral Maintenance Agreement

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

than the Maximum Class B Collateral Ratio: the Company shall within 50 days (or, if such 50th day is not a Business Day, the next Business Day following such 50th day) after the applicable Compliance Report Date:

            (i) grant a security interest to a Collateral Agent in property other than Qualified Spare Parts ("Other Collateral") to secure the Obligations for the benefit of the Holders and the Indemnitees pursuant to terms of Section 3.1(c) hereof;

            (ii) provide additional cash and/or Investment Securities to the Security Agent under the Spare Parts Security Agreement, provided that the aggregate amount of such cash and/or Investment Securities so provided by the Company pursuant to this Section 3.1(a)(ii) and any earnings thereon that may be applied to the calculation of the Collateral Ratios as of any applicable date of determination shall not exceed $50,000,000;

            (iii) deliver Notes to the Trustee for cancellation;

            (iv) redeem some or all of the Notes pursuant to Article IV of the Indenture; or

            (v)   any combination of the foregoing;

such that the Class A Collateral Ratio and the Class B Collateral Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.1(a) and, in the case of clause (i) of this Section 3.1(a), using the Fair Market Value of any such Other Collateral determined pursuant to Section 3.1(c) and, in the case of clause (ii) of this Section 3.1(a), using the Fair Market Value of such cash and/or Investment Securities and any earnings thereon (but otherwise using the information used to determine the Class A Collateral Ratio and the Class B Collateral Ratio as set forth in such Appraisal Compliance Report), would not be greater than the Maximum Class A Collateral Ratio or the Maximum Class B Collateral Ratio, respectively; provided that, for the avoidance of doubt, nothing set forth in this Section 3.1(a) or elsewhere in the Operative Documents shall be deemed to prevent the Company from granting at any time a security interest to a Collateral Agent in property other than Qualified Spare Parts in order to secure the Obligations for the benefit of the Holders and the Indemnitees, it being agreed that such property shall not constitute "Other Collateral" for purposes hereof unless and until it satisfies the requirements of Section 3.1(c) hereof.

      (b) Notwithstanding anything to the contrary in any Operative Document, the provisions in the Operative Documents relating to the Class B Collateral Ratio and the Maximum Class B Collateral Ratio and Section 3.3(a)(ii) hereof will have no force and effect so long as all the Class B Notes are then held by an American Entity.

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

      (c)   In order for the Company to provide Other Collateral pursuant to
Section 3.1(a)(i) hereof, (i) the Company and a Collateral Agent shall enter into a Collateral Agreement that, among other matters, sets forth a definition of "Fair Market Value" with respect to such Other Collateral and a methodology for determining the Fair Market Value of such Other Collateral, which methodology may be comparable to valuation methodologies used in other financings of similar types of property as such Other Collateral, and (ii) the Company shall have obtained a Ratings Confirmation with respect to each Class of Notes then currently rated with respect to the provision of such Other Collateral pursuant to the terms of such Collateral Agreement.

      (d) Any redemption of Notes pursuant to Section 3.1(a)(iv) hereof elected by the Company shall be made as follows:

            (i) If the Class A Collateral Ratio exceeds the Maximum Class A Collateral Ratio but the Class B Collateral Ratio is less than or equal to the Maximum Class B Collateral Ratio, then the Company will redeem Class A Notes such that the Class A Collateral Ratio recalculated pursuant to
      Section 3.1(a) hereof after giving effect to such redemption of Class A Notes and other actions taken pursuant to Section 3.1(a) hereof (other than any redemption of Class B Notes) would be equal to the Maximum Class A Collateral Ratio (or less than the Maximum Class A Collateral Ratio to the extent necessary to comply with the minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture).

            (ii) If the Class B Collateral Ratio exceeds the Maximum Class B Collateral Ratio but the Class A Collateral Ratio is less than or equal to the Maximum Class A Collateral Ratio, then the Company will redeem Class B Notes such that the Class B Collateral Ratio recalculated pursuant to
      Section 3.1(a) hereof after giving effect to such redemption of Class B Notes and other actions taken pursuant to Section 3.1(a) hereof (other than any redemption of Class A Notes) would be equal to the Maximum Class B Collateral Ratio (or less than the Maximum Class B Collateral Ratio to the extent necessary to comply with the minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture).

            (iii) If the Class A Collateral Ratio exceeds the Maximum Class A Collateral Ratio and the Class B Collateral Ratio exceeds the Maximum Class B Collateral Ratio, then the Company (A) first will redeem Class A Notes such that the Class A Collateral Ratio recalculated pursuant to
      Section 3.1(a) hereof after giving effect to such redemption of Class A Notes and other actions taken pursuant to Section 3.1(a) hereof (other than any redemption of Class B Notes) would be equal to the Maximum Class A Collateral Ratio (or less than the Maximum Class A Collateral Ratio to the extent necessary to comply with the

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

      minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture), and (B) if the Class B Collateral Ratio recalculated pursuant to Section 3.1(a) hereof after giving effect to such redemption of Class A Notes and other actions taken pursuant to Section 3.1(a) hereof still would exceed the Maximum Class B Collateral Ratio, the Company will redeem Class B Notes such that the Class B Collateral Ratio recalculated pursuant to Section 3.1(a) hereof after giving effect to such redemption of Class B Notes and other actions taken pursuant to Section 3.1(a) hereof (including the redemption of Class A Notes described in clause (A)) would be equal to the Maximum Class B Collateral Ratio (or less than the Maximum Class B Collateral Ratio to the extent necessary to comply with the minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture).

      Section 3.2 Certain Limitations Regarding the Pledged Spare Parts.

      (a)   As of any date during each Applicable Period:

            (i) the aggregate System Value of Sales during such Applicable Period through such date shall not exceed 4% of the aggregate System Value of the Pledged Spare Parts as of such date, and the aggregate System Value of Sales during the calendar year through such date shall not exceed 8% of the aggregate System Value of the Pledged Spare Parts as of such date;

            (ii) the aggregate System Value of Loans outstanding as of such date shall not exceed 2% of the aggregate System Value of the Pledged Spare Parts as of such date; and

            (iii) the aggregate System Value of Moves during such Applicable Period through such date, net of the aggregate System Value of Qualified Spare Parts transferred during such Applicable Period through such date by or on behalf of the Company to Designated Locations from locations that were not Designated Locations, shall not exceed 4% of the aggregate System Value of the Pledged Spare Parts as of such date.

      (b) For the avoidance of doubt, no given transaction with respect to Pledged Spare Parts shall constitute, or shall be factored into the calculation of, as of any given date, more than one of the following: Sales, Loans and Moves.

      (c)   Without the consent of the Required Class B Holders, this Section
3.2 may only be amended or supplemented, or compliance herewith waived, as long as after giving effect to a transaction permitted as a result of such amendment, supplement, or waiver, the Class B Collateral Ratio (as recalculated giving effect to such transaction but otherwise using the information used to determine the Class B Collateral Ratio as most

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

recently determined pursuant to Article II hereof), would be less than or equal to the Maximum Class B Collateral Ratio.

      Section 3.3 Fleet Reduction.

      (a) If the total number of Aircraft of any Aircraft Model (as defined below) in the Company's in-service fleet is below the then applicable Specified Minimum (as defined below) for such Aircraft Model (other than due to restrictions on operating such Aircraft imposed by the FAA or any other instrumentality or agency of the United States) during each day in a period of any 60 consecutive days (such event, a "Fleet Reduction"), then within 90 days after the last day in such 60-day period, the Company shall:

            (i) redeem Class A Notes pursuant to Article IV of the Indenture or deliver Class A Notes to the Trustee for cancellation, or a combination of the foregoing, in an aggregate principal amount equal to the product of
      (i) the Redemption Percentage multiplied by (ii) the aggregate principal amount of the Class A Notes Outstanding (or greater than such product to the extent necessary to comply with the minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture); and

            (ii) redeem Class B Notes pursuant to Article IV of the Indenture or deliver Class B Notes to the Trustee for cancellation, or a combination of the foregoing, in an aggregate principal amount equal to the product of
      (i) the Redemption Percentage multiplied by (ii) the aggregate principal amount of the Class B Notes Outstanding (or greater than such product to the extent necessary to comply with the minimum denomination requirements for redemptions in Section 4.1(a) of the Indenture).

      (b) For purposes of this Section 3.3, "Aircraft Model" shall mean each of the models or groups of models of Aircraft set forth below and the initial "Specified Minimum" for any Aircraft Model shall mean the number of Aircraft set forth opposite such Aircraft Model below:

                                                   Initial Specified
          Aircraft Model                                Minimum
          --------------                                -------
1.    Boeing 737-800 Aircraft                         50 Aircraft
2.    Boeing 777-200 Aircraft                         30 Aircraft

      Following any redemption or cancellation of Notes required by any Fleet Reduction of an Aircraft Model pursuant to this Section 3.3, the Specified Minimum with respect to such Aircraft Model shall be the greater of (i) the Reduced Number of Aircraft that resulted in such Fleet Reduction minus 5 Aircraft of such Aircraft Model and (ii) zero Aircraft.

                                                Collateral Maintenance Agreement

      Section 3.4 Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Spare Parts Collateral, title to any of the foregoing or any interest of the Company therein, except Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien, other than a Permitted Lien, arising at any time.

      Section 3.5 Maintenance. The Company:

      (a) shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with all applicable laws issued by the FAA or any other Governmental Entity having jurisdiction over the Company or any such Pledged Spare Parts, including by making any modifications, alterations, replacements and additions necessary therefor;

      (b) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole; and

      (c) shall maintain, or cause to be maintained, the Pledged Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out, unfit for use, not reasonably or economically repairable, or obsolete (operationally, economically, or otherwise), (ii) Pledged Spare Parts that are not required for the Company's normal operations, and (iii) Expendables that have been consumed or used in the Company's operations.

      Section 3.6 Possession.

      (a) Without the prior written consent of the Security Agent (as directed by the Controlling Party), the Company will not sell, lease, transfer or relinquish possession of any Pledged Spare Part to any Person other than by the grant of the security interest to the Security Agent pursuant to the Spare Parts Security Agreement, except as permitted by the provisions of Section 3.2 of this Collateral Maintenance Agreement and this Section 3.6 and Sections 4.2 and 4.3 of the Spare Parts Security Agreement and except that the Company shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other Person for testing, service, overhaul, repairs, maintenance, refurbishing, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, interchange, borrowing, or maintenance servicing agreement or arrangement customary in the airline industry and entered into in

                                                Collateral Maintenance Agreement
the ordinary course of business; provided, however, that if the Company's title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Sale with respect to such Pledged Spare Part subject to the provisions of Section 3.2 hereof; provided, further that, for the avoidance of doubt, if any Qualified Spare Part as a result of a transaction referred to in clause (i) or (ii) above is not located at a Designated Location at any time, such Qualified Spare Part shall be an Excluded Part as of such time.

      (b) Subject to Section 3.2(a)(ii) hereof, the Company may enter into a lease with respect to any Pledged Spare Part with any Person.

      Section 3.7 Inspection.

      (a) At all reasonable times, but upon at least 15 Business Days' prior written notice to the Company, (i) the Security Agent and (ii) the Class A Liquidity Provider (or their respective authorized representatives (which, for the avoidance of doubt, may include the Independent Appraiser)) (collectively, the "Inspecting Parties") may (not more than once every 12 months for each of the Security Agent and the Class A Liquidity Provider (for the avoidance of doubt, not counting inspections by the Independent Appraiser for purposes of preparing an Independent Appraiser's Certificate based upon the Annual Methodology pursuant to Section 2.2, Section 2.5 or Section 2.8(c) hereof) unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited) inspect the Pledged Spare Parts (including the Spare Parts Documents and the inventory reporting system applicable to the Pledged Spare Parts).

      (b) Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection and shall not include the disassembling, or opening of any components, of any Pledged Spare Part, and no such inspection shall interfere with the use, or maintenance of the Pledged Spare Parts, by, or the business of, the Company or any other Person.

      (c) With respect to such rights of inspection, the Inspecting Parties shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

      (d) Each Inspecting Party shall: (i) bear its own expenses, and the Company shall not be required to undertake or incur any additional liabilities in connection with any such inspection, provided that the Company shall reimburse an Inspecting Party for its reasonable out-of-pocket expenses in connection with any such inspection during the continuance of an Event of Default, and (ii) be fully insured at no cost to the Company in a manner satisfactory to the Company with respect to any risk incurred in connection with any such inspection or shall provide to the Company a written release satisfactory to the Company in respect of such risks.

                                                Collateral Maintenance Agreement

      (e) Each such inspection shall be: (i) subject to the safety, security and workplace rules applicable at the locations where such inspection is conducted and any applicable governmental rules or regulations; and (ii) at the sole risk (including any risk of personal injury or death) of the Inspecting Party.

      (f) The Company agrees to provide to each Inspecting Party all necessary access to the Collateral in order to permit such Inspecting Party to inspect the Collateral in accordance with, and to the extent provided in, the provisions of this Section 3.7

      Section 3.8 The Company's Obligation to Insure. With respect to the Pledged Spare Parts: (a) the Company shall comply with, or cause to be complied with, each of the provisions of Appendix IV, which provisions are hereby incorporated by this reference as if set forth in full herein; and (b) nothing in this Section 3.8 shall limit or prohibit (i) the Company from maintaining the policies of insurance required under Appendix IV hereof with higher limits than those specified in Appendix IV hereof, or (ii) the Trustee, the Security Agent or any Liquidity Provider from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto), provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.8 and Appendix IV hereof.

      Section 3.9 Designated Locations. If any Parts Inventory Report delivered pursuant to Section 2.1 hereof identifies any Section 3.9 Location, then within 30 days after the date of such Parts Inventory Report, the Company shall add such location as a Designated Location using the procedure set forth in Section 4.2(b) of the Spare Parts Security Agreement.

      Section 3.10 Access. With respect to the preparation by the Independent Appraiser of an Independent Appraiser's Certificate to be based upon the Annual Methodology pursuant to Section 2.2, Section 2.5 or Section 2.8(c) hereof, so long as the Independent Appraiser provides the Company with reasonable advance notice, the Company shall provide the Independent Appraiser with sufficient access to its Designated Locations, inventory reporting system and Spare Parts Documents for the Independent Appraiser to perform the actions described in clauses (vi), (vii) and (viii) of the definition of "Annual Methodology".

      Section 3.11 Reports. The Security Agent will furnish to the Class A Liquidity Provider, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Security Agent hereunder and under the Spare Parts Security Agreement to the extent the same shall not have been otherwise directly distributed to such Class A Liquidity Provider pursuant to any other Operative Document, except for such communications

                                                Collateral Maintenance Agreement
from the Noteholders to the Security Agent that are not expressly contemplated by the terms hereof or of the Spare Parts Security Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.1 Benefits of Agreement Restricted. Subject to the provisions of
Section 4.6 hereof, nothing in this Collateral Maintenance Agreement or the other Operative Documents, express or implied, shall give or be construed to give to any Person, other than the parties hereto, the Trustee and the Class A Noteholders, any legal or equitable right, remedy or claim under or in respect of this Collateral Maintenance Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 4.6 hereof, being for the sole benefit of the parties hereto, the Trustee and the Class A Noteholders; provided that the Class A Liquidity Provider is an intended third-party beneficiary of each provision of this Collateral Maintenance Agreement that expressly grants it a right to receive certain documents (but only to the extent of such right), Section 2.2, Section 2.3, Section 2.8(a), Section 3.1(a) (to the extent that such Section relates to the actions to be taken if the Class A Collateral Ratio is greater than the Maximum Class A Collateral Ratio), Section 3.4, Section 3.5, Section 3.6,
Section 3.7, Section 3.8, Section 3.9, Section 3.11, this Section 4.1, the proviso to Section 4.4(c) hereof and Appendix IV hereof and the definitions of "Additional Insured" (to the extent that the Class A Liquidity Provider is included as an Additional Insured), "Annual Methodology", "Class A Collateral Ratio", "Fair Market Value" and "Quarterly Methodology" (collectively, the "Class A Liquidity Provider Provisions"); and provided, further, that the Class B Noteholders are intended third-party beneficiaries of the following provisions of this Collateral Maintenance Agreement (collectively, the "Subordinated Note Provisions"): (i) the requirement that appraisals of the Collateral be obtained for purposes of determining the Maximum Class B Collateral Ratio under Sections
2.2 and 2.3 hereof; (ii) the requirement that the Maximum Class B Collateral Ratio be complied with in connection with such appraisals; (iii) Section 3.2(c) hereof; and (iv) Section 3.3(a)(ii) hereof (it being understood that all of the other provisions of this Collateral Maintenance Agreement not expressly included within clauses (i), (ii), (iii) and (iv) of this proviso are not Subordinated Note Provisions). Upon payment in full of the Class A Notes, if any Class B Notes are then Outstanding, Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 hereof and Appendix IV hereof, as then in effect, shall at such time also become Subordinated Note Provisions.

      Section 4.2 Appraiser's Certificate. Unless otherwise specifically provided, an Independent Appraiser's Certificate shall be sufficient evidence of the Appraised Value and Fair Market Value of any property under this Collateral Maintenance Agreement.

                                                Collateral Maintenance Agreement

      Section 4.3 Notices; Waiver.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Collateral Maintenance Agreement to be made upon, given or furnished to, or filed with:

            (i) the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Treasurer, or such other than current address furnished in writing by the Company to the Trustee and the Security Agent; and

            (ii) the Trustee or Security Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Security Agent at the Corporate Trust Office, or such other then-current address furnished in writing by the Trustee or the Security Agent to the Company.

      (b) Any such delivery shall be deemed made on the date of receipt by the addressee of such delivery or of refusal by such addressee to accept delivery.

      Section 4.4 Amendments, Etc. This Collateral Maintenance Agreement may be amended or supplemented, and compliance with any obligation in this Collateral Maintenance Agreement may be waived by written agreement of:

      (a) the Company and the Security Agent, without notice to or the consent of the Trustee, the Controlling Party, any Liquidity Provider or any Noteholder, for any of the following purposes: (i) to correct or amplify the description of any property at any time subject to the Lien of any Collateral Agreement or better to assure, convey and confirm unto the applicable Collateral Agent any property subject or required to be subject to the Lien of any Collateral Agreement; (ii) to add to the covenants of the Company for the benefit of the Security Agent, the Trustee, the Liquidity Providers or the Holders, or to surrender any rights or power herein conferred upon the Company; (iii) to cure any ambiguity, defect, mistake, or inconsistency; or (iv) to accomplish any of the matters described in Section 10.1 of the Indenture;

      (b) the Company and the Security Agent, with the consent of the Required Class B Holders (and without notice to or the consent of the Controlling Party, any Liquidity Provider, any other Collateral Agent, or any other Noteholder) for the purpose of amending, supplementing, or waiving compliance with any of the Subordinated Note Provisions, except for any such amendment, supplement, or waiver that would have a material adverse effect on the Class A Noteholders in which event the consent of the Controlling Party to such amendment, supplement, or waiver shall also be required (it being agreed that each of (i) an increase of less than 15% in the Maximum Class B

                                                Collateral Maintenance Agreement

Collateral Ratio and (ii) any waiver of the Company's obligations (x) with respect to the Maximum Class B Collateral Ratio (so long as, in the case of this clause (x), the Class B Collateral Ratio does not exceed the Maximum Class B Collateral Ratio by more than 15%) or (y) under Section 3.3(a)(ii) hereof shall be deemed not to have a material adverse effect on the Class A Noteholders); or

      (c) the Company and the Security Agent (as directed by the Controlling Party) without notice to or the consent of any Liquidity Provider, any other Collateral Agent, or any other Noteholder, for any other purpose, provided that the Class A Liquidity Provider Provisions may not be amended, supplemented, or waived without the written consent of the Class A Liquidity Provider.

      Section 4.5 No Waiver. With respect to each party hereto: no failure on the part of such party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by applicable law, failure by the Security Agent at any time or times hereafter to require strict performance by the Company with any of the provisions, warranties, terms or conditions contained herein shall not waive, affect or diminish any right of the Security Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Security Agent or any agent, officer or employee of the Security Agent.

      Section 4.6 Successors and Assigns. This Collateral Maintenance Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Security Agent hereunder, inure to the benefit of the Security Agent and its successors and permitted assigns. This Collateral Maintenance Agreement and all obligations of the Security Agent hereunder shall be binding upon the successors and permitted assigns of the Security Agent, and shall, together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and permitted assigns. To the extent permitted by applicable law, the interest of the Company under this Collateral Maintenance Agreement is not assignable and any attempt to assign all or any portion of this Collateral Maintenance Agreement by the Company shall be null and void, except for an assignment in connection with a merger, consolidation or conveyance, transfer or lease of all or substantially all the Company's assets permitted under the Indenture.

      Section 4.7 GOVERNING LAW. THIS COLLATERAL MAINTENANCE AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS COLLATERAL MAINTENANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

                                                Collateral Maintenance Agreement

YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 4.8 Effect of Headings. The Article and Section headings and the Table of Contents contained in this Collateral Maintenance Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Collateral Maintenance Agreement.

      Section 4.9 Counterpart Originals. This Collateral Maintenance Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Collateral Maintenance Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Collateral Maintenance Agreement.

      Section 4.10 Severability. To the extent permitted by applicable law, the provisions of this Collateral Maintenance Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Collateral Maintenance Agreement in any jurisdiction.

      Section 4.11 Security Agent. USBT has been appointed pursuant to the Indenture as Security Agent for the Trustee with respect to this Collateral Maintenance Agreement. The Security Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action solely in accordance with this Collateral Maintenance Agreement and the Indenture. The Security Agent agrees to and shall have the benefit of all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Security Agent.

      Section 4.12 Replacement of Security Agent.

      (a) If USBT or a successor Trustee under the Indenture resigns as Trustee under the Indenture or is otherwise no longer the Trustee under the Indenture, USBT shall resign and be replaced as Security Agent hereunder by the institution acting as the successor Trustee under the Indenture as promptly as practicable in accordance with this Section 4.12.

                                                Collateral Maintenance Agreement

      (b) A successor Security Agent shall execute and deliver a written acceptance of its appointment to the retiring Security Agent and to the Company. Immediately after that, the resignation or removal of the retiring Security Agent shall become effective, and the successor Security Agent shall succeed to and become vested with all the rights, powers and duties of the Security Agent under this Collateral Maintenance Agreement. On request of the Company or the successor Security Agent, the retiring Security Agent shall execute and deliver an instrument transferring to such successor Security Agent all such rights, powers and duties of the retiring Security Agent and shall duly and promptly assign, transfer and deliver all property and all books and records (or true, correct and complete copies thereof), held by the retiring Security Agent in its capacity as Security Agent. Upon request of any such successor Security Agent, the Company, the retiring Security Agent and such successor Security Agent shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Security Agent, all such rights, powers and duties.

      (c) No resignation or removal of the Security Agent and no appointment of a successor Security Agent pursuant to this Section 4.12 shall become effective until the acceptance of appointment by the successor Security Agent under this Section 4.12. If a successor Security Agent does not take office within 60 days after the retiring Security Agent resigns or is removed, the retiring Security Agent, the Company, the Class A Liquidity Provider, the Controlling Party or Holders of at least 10% in principal amount of any Class of Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Security Agent.

      (d) After any retiring Security Agent's resignation or removal, the provisions of this Collateral Maintenance Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Collateral Maintenance Agreement while it was Security Agent.

      (e) The Security Agent shall be a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof or the District of Columbia, and shall have a combined capital and surplus of at least $50,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereinafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000), as set forth in its most recent, published annual report of condition.

      Section 4.13 Successor Security Agent by Merger, Etc. If the Security Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving, transferee,

                                                Collateral Maintenance Agreement
or successor Person shall be the successor of the Security Agent hereunder (provided that such Person shall be otherwise qualified and eligible under Section 4.12 hereof), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

                                                Collateral Maintenance Agreement

      IN WITNESS WHEREOF, the parties have caused this Collateral Maintenance Agreement to be duly executed and delivered all as of the date first above written.

                                          AMERICAN AIRLINES, INC.

                                          By:   /s/ Michael P. Thomas
                                             ---------------------------------
                                              Name:  Michael P. Thomas
                                              Title: Managing Director,
                                                     Corporate Finance & Banking

                                          U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Security Agent

                                          By:   /s/ Alison D. B. Nadeau
                                             ---------------------------------
                                              Name:  Alison D. B. Nadeau
                                              Title: Vice President

                                                Collateral Maintenance Agreement

                              DEFINITIONS APPENDIX

      SECTION 1. Defined Terms.

      "Acceleration" means, with respect to the amounts payable in respect of the Notes issued under the Indenture, such amounts becoming immediately due and payable pursuant to Section 7.2 of the Indenture. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

      "Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.

      "Agent Members" is defined in Section 2.5(a) of the Indenture.

      "Aircraft" means any contrivance invented, used, or designed to navigate, or fly in, the air.

      "Aircraft Model" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

      "American Bankruptcy Event" means the occurrence and continuation of an Event of Default under Section 7.1(g), (h) or (i) of the Indenture.

      "American Class C Notes" means any Original Class C Notes or New Class C Notes that are sold to an American Entity.

      "American Entity" means AMR Corporation, a Delaware corporation, the Company, and any Affiliate of AMR Corporation.

                                                Collateral Maintenance Agreement

                                  Appendix I-1

      "Annual Appraisal Report Date" means, with respect to 2004 and each year thereafter, October 1, in each case subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Annual Methodology" means, in determining an opinion as to the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Pledged Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company and the Independent Appraiser's limited physical review of the Pledged Spare Parts referred to in the following clause
(vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (none of which was visited for purposes of the last appraisal based upon the Annual Methodology, unless it would be impossible to comply with the immediately following proviso without visiting one or more of the locations visited for purposes of such last appraisal), provided that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Pledged Spare Parts;
(vii) conducting a review of the inventory reporting system applicable to the Pledged Spare Parts the scope of which shall be reasonably determined by the Independent Appraiser in its professional judgment, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents.

      "Annual Methodology Request" is defined in Section 2.5(a) of the Collateral Maintenance Agreement.

      "Annual Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within the time period set forth in clause (iii) of the definition of "Parts Inventory Report Period", subject to Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Appliance" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

                                                Collateral Maintenance Agreement

                                  Appendix I-2

      "Applicable Period" means, with respect to any Nonappraisal Compliance Report Date, the period commencing on the immediately preceding Nonappraisal Compliance Report Date (or in the case of the first Nonappraisal Compliance Report Date following the Closing Date, commencing on the Closing Date) through the date immediately preceding but not including such Nonappraisal Compliance Report Date.

      "Applied Downgrade Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Applied Non-Extension Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Appraisal Compliance Report" means, as of any date, a report providing information relating to the calculation of each Collateral Ratio, which report shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

      "Appraisal Report Date" means (a) any Annual Appraisal Report Date and (b) any Quarterly Appraisal Report Date.

      "Appraised Value" means, (i) with respect to any Pledged Spare Parts or Cash Collateral, the Fair Market Value of such Pledged Spare Parts or Cash Collateral as most recently determined pursuant to (x) the report attached as Appendix II to the Offering Memo or (y) Article II of the Collateral Maintenance Agreement, and (ii) with respect to Other Collateral, the Fair Market Value of such Other Collateral determined in accordance with the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

      "Base Rate", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Business Day" means any day that is other than a Saturday, a Sunday, or
(a) a day on which commercial banks are required or authorized to close in (i) Fort Worth, Texas, (ii) New York, New York, or (iii) the city and state in which the Trustee maintains its Corporate Trust Office or receives and disburses funds, or (b) solely with respect to draws under any Liquidity Facility, a day which is not a "Business Day" as defined in such Liquidity Facility.

      "Cash Collateral" means cash and/or Investment Securities: (a) deposited or to be deposited with the Collateral Agent or an Eligible Institution (i) by the Company or (ii) consisting of the proceeds of the Collateral pursuant to the Collateral Agreements, and (b) subject to the Lien of any Collateral Agreement. For the avoidance of doubt, a

                                                Collateral Maintenance Agreement

                                  Appendix I-3
drawing on any Liquidity Facility or any Liquidity Facility Cash Collateral Account will not be deemed to be "Cash Collateral" for purposes of any Collateral Agreement.

      "Citibank" has the meaning assigned to such term in the first paragraph of the Indenture.

      "Citizen of the United States" is defined in 49 U.S.C. Section
40102(a)(15).

      "Claims" is defined in Section 6.1 of the Indenture.

      "Class" means any class of Notes, including the Class A Notes, the Class B Notes and, if issued, the Class C Notes.

      "Class A Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

      "Class A Debt Rate" means a rate per annum equal to 7.25%, provided that, solely in the event no Registration Event (as defined in the Class A Registration Rights Agreement) occurs on or prior to the 270th day after the Closing Date, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum, effective from and including such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter) to but excluding the date on which such Registration Event occurs, provided further, that, if to permit additional Holders of Offered Securities (as defined in the Class A Registration Rights Agreement) (who have notified the Company in writing of their intention to participate in the Exchange Offer) to participate in the Exchange Offer, the length of such Exchange Offer is extended beyond such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter), the interest rate shall not be increased if the Exchange Offer is consummated within 60 days of such extension. In the event that the Shelf Registration Statement (as defined in the Class A Registration Rights Agreement) required to be effective pursuant to Section 2(b) of the Class A Registration Rights Agreement ceases to be effective at any time during the period specified by Section 2(b) of the Class A Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

                                                Collateral Maintenance Agreement

                                  Appendix I-4

      "Class A Final Legal Maturity Date" means February 5, 2011.

      "Class A Final Scheduled Payment Date" means February 5, 2009.

      "Class A Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the Issuance Date, between the Trustee and the initial Class A Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class A Liquidity Facility Cash Collateral Account" means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

      "Class A Liquidity Provider" means, initially, Citibank, N.A., or, upon the issuance of a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class A Liquidity Provider Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Class A Noteholder" means any Holder of one or more Class A Notes.

      "Class A Notes" means the Initial Class A Notes and the Exchange Class A Notes.

      "Class A Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 6, 2004, by and between the Company and the Initial Purchasers.

      "Class B Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes and Class B Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

      "Class B Debt Rate" means a rate per annum equal to 9.00%.

                                                Collateral Maintenance Agreement

                                  Appendix I-5

      "Class B Final Legal Maturity Date" means February 5, 2009.

      "Class B Final Scheduled Payment Date" means February 5, 2009.

      "Class B Liquidity Facility", if any, means a revolving credit agreement (or agreements) in substantially the form of the Class A Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) between the Trustee and the Class B Liquidity Provider, in each case in accordance with the applicable provisions of Exhibit D to the Indenture, and from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class B Liquidity Facility Cash Collateral Account", if any, means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

      "Class B Liquidity Provider", if any, means the Person issuing the initial Class B Liquidity Facility or, upon the issuance of a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class B Noteholder" means any Holder of one or more Class B Notes.

      "Class B Notes" means the Initial Class B Notes and the Exchange Class B Notes.

      "Class C Noteholder" means any Holder of one or more Class C Notes, if and when issued.

      "Class C Notes" means (a) the Original Class C Notes, (b) following a Refunding of the American Class C Notes that are Original Class C Notes, the New Class C Notes or (c) following a Refunding of the American Class C Notes that are New Class C Notes, the Second New Class C Notes.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearstream" means Clearstream Banking societe anonyme, Luxembourg.

      "Closing Date" means February 6, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended.

                                                Collateral Maintenance Agreement

                                  Appendix I-6

      "Collateral" means the Spare Parts Collateral and all other collateral in which the Collateral Agent has a security interest pursuant to the Collateral Agreements.

      "Collateral Agent" means the Security Agent and each other Person acting as agent on behalf of the Holders under any other Collateral Agreement.

      "Collateral Agreement" means each of the Spare Parts Security Agreement and any agreement under which a security interest has been granted in any Other Collateral pursuant to Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Collateral Maintenance Agreement" means the Collateral Maintenance Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Collateral Ratio" means the Class A Collateral Ratio or the Class B Collateral Ratio, as applicable.

      "Collection Account" means the Eligible Deposit Account established by the Trustee pursuant Section 8.13(a) of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

      "Company" means the party named as such in the Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

      "Compliance Report Date" means, with respect to any Appraisal Compliance Report, the date by which the Independent Appraiser's Certificate related to such Appraisal Compliance Report is to be furnished by the Company under Article II of the Collateral Maintenance Agreement.

      "Consent Period" is defined in Section 3.6(d) of the Indenture.

      "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 3.9 of the Indenture.

      "Corporate Trust Office" when used with respect to the Trustee or the Security Agent, as the case may be, means the office of such Person at which at any particular time its corporate trust business is administered and which, at the Closing Date, is located at U.S. Bank Trust National Association, One Federal Street, 3rd Floor, EX-FED-MA, Boston, Massachusetts 02110, Attention:
Corporate Trust Department.

      "Debt Balance" means 110% of the principal amount of the Outstanding
Notes.

                                                Collateral Maintenance Agreement

                                  Appendix I-7

      "Debt Rate" means (i) with respect to the Class A Notes and the Original Class B Notes, the Class A Debt Rate or Class B Debt Rate, as applicable, (ii) with respect to any New Class B Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Class, subject to any adjustments as provided therein, and (iii) with respect to any Class C Notes, the rate per annum specified in an amendment to the Indenture at the time of issuance of such Class C Notes, subject to any adjustments as provided therein.

      "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

      "Definitions Appendix" means the Definitions Appendix attached as Appendix I to each of the Indenture, the Spare Parts Security Agreement, and the Collateral Maintenance Agreement, and constituting a part of each such Operative Document, respectively.

      "Definitive Exchange Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Initial Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Designated Locations" means the locations in the U.S. owned or leased by the Company and designated from time to time by the Company at which the Pledged Spare Parts may be stored, located, maintained by or on behalf of the Company, which initially shall be the locations set forth on Schedule 1 to the Spare Parts Security Agreement and shall include the additional locations included by the Company in Supplemental Security Agreements filed for recording in accordance with the provisions of the Federal Aviation Act.

      "Designated Representatives" is defined in Section 3.8(b) of the Indenture.

      "Direction" is defined in Section 12.15 of the Indenture.

      "Distribution Date" means (i) each Scheduled Payment Date (and, if a Payment required to be paid to the Trustee for distribution on such Scheduled Payment Date has not been so paid by 12:30 p.m., New York time, in whole or in part, on such Scheduled Payment Date, the next Business Day on which the Trustee receives some or all of such Payment by 12:30 p.m., New York time) and (ii) each day established for payment by the Trustee pursuant to Section 7.11 of the Indenture.

      "Dollar" and "$" mean the lawful currency of the United States.

      "Downgrade Drawing" is defined in Section 3.6(c) of the Indenture.

                                                Collateral Maintenance Agreement

                                  Appendix I-8

      "Downgraded Facility" is defined in Section 3.6(c) of the Indenture.

      "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

      "DTC" means The Depository Trust Company, its nominees and their respective successors.

      "Eligible Account" means an account established by and with an Eligible Institution at the request of the Security Agent, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the NY UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the NY UCC), (d) the Security Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under Section 8-110(e) of the NY UCC) shall be the State of New York.

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

      "Eligible Institution" means (a) the Security Agent or the Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent.

                                                Collateral Maintenance Agreement

                                  Appendix I-9

      "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the U.S. Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated by Fitch at least F-1 or its equivalent, by Moody's at least P-1 or its equivalent or by Standard & Poor's at least A-1 or its equivalent having maturities no later than 90 days following the date of such investment or
(c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a senior unsecured short-term corporate rating by Fitch of at least F-1, a short-term unsecured debt rating by Moody's of at least P-1 or a short-term issuer credit rating by Standard & Poor's of at least A-1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by the Company or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

      "Engine" means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      "Event of Default" is defined in Section 7.1 of the Indenture.

      "Event of Loss" means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Pledged Spare Parts in the Company's operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such

                                                Collateral Maintenance Agreement

                                  Appendix I-10

Pledged Spare Parts on the basis of an actual or constructive total loss; or
(iii) the loss of possession of any of the Pledged Spare Parts by the Company for 90 consecutive days as a result of the theft or disappearance of such Pledged Spare Parts.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Exchange 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class A Notes" means the Class A Notes substantially in the form of Exhibit A-1 to the Indenture issued in exchange for, or replacement of, the Initial Class A Notes pursuant to the Class A Registration Rights Agreement and authenticated pursuant to the Indenture.

      "Exchange 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class B Notes" means the Class B Notes substantially in the form of Exhibit A-2 to the Indenture issued in exchange for, or in replacement of, the New Class B Notes pursuant to a registration rights agreement entered into with respect to the Initial Class B Notes and authenticated pursuant to the Indenture.

      "Exchange Notes" means the Exchange Class A Notes, if any, and the Exchange Class B Notes, if any.

      "Exchange Offer" means, (i) with respect to the Class A Notes, the exchange offer which may be made pursuant to the Class A Registration Rights Agreement to exchange Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the exchange offer which may be made pursuant to a registration rights agreement with respect to such Notes to exchange such Notes for Exchange Class B Notes.

      "Exchange Offer Registration Statement" means, (i) with respect to the Class A Notes, the registration statement that, pursuant to the Class A Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the registration statement that, pursuant to a registration rights agreement with respect to such Notes, is filed by the Company with the SEC with respect to the exchange such Notes for Exchange Class B Notes.

      "Excluded Parts" means Spare Parts and Appliances (a) not located at a Designated Location, or (b) subject to a Loan to any Person.

                                                Collateral Maintenance Agreement

                                  Appendix I-11

      "Expendable" means a Spare Part or Appliance that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

      "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

      "FAA Filed Documents" means the Spare Parts Security Agreement and, to the extent required by the FAA to be filed with the FAA, any other Collateral Agreements.

      "Fair Market Value", (i) with respect to any Pledged Spare Part or Cash Collateral, means its fair market value, subject to Sections 2.7 and 4.2 of the Collateral Maintenance Agreement, determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount, and, (ii) with respect to Other Collateral, has the meaning specified in the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

      "Federal Aviation Act" means Title 49 of the United States Code, "Transportation", as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

      "Fee Letters" means, with respect to each Liquidity Facility, the Fee Letter between such Liquidity Provider and the Trustee with respect to the related Liquidity Facility and any fee letter entered into by the Trustee and any Replacement Liquidity Provider in respect of any Replacement Liquidity Facility.

      "Final Advance" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Final Drawing" is defined in Section 3.6(i) of the Indenture.

      "Final Legal Maturity Date" means, as the context requires: the Class A Final Legal Maturity Date or the Class B Final Legal Maturity Date.

      "Final Scheduled Payment Date" means, as the context requires: the Class A Final Scheduled Payment Date or the Class B Final Scheduled Payment Date.

      "Financing Statements" means, collectively, UCC-1 financing statements covering the Collateral, by the Company, as debtor, showing the Security Agent as secured party, for filing in Delaware, and each other jurisdiction that, in the opinion of the Security Agent, is necessary to perfect its Lien on the Collateral.

                                                Collateral Maintenance Agreement

                                  Appendix I-12

      "Fitch" means Fitch Ratings, Inc.

      "Fleet Reduction" is defined in Section 3.3(a) of the Collateral Maintenance Agreement.

      "GAAP" means generally accepted accounting principles in the United States as in effect on the Closing Date and consistent with the accounting principles applied in the preparation of the Company's financial statements filed with the SEC in connection with the most recent annual report of the Company on Form 10-K.

      "Global Exchange Class A Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Class B Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Notes" is defined in Section 2.1(f) of the Indenture.

      "Global Initial Notes" is defined in Section 2.1(d) of the Indenture.

      "Global Notes" is defined in Section 2.1(f) of the Indenture.

      "Government Entity" means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or the Support Documents, or relating to the observance or performance of the obligations of any of the parties to the Operative Documents or the Support Documents.

      "Holder", "holder", or "Noteholder" means, with respect to a Note, the Person in whose name the Note is registered on the Registrar's books.

      "Indemnitee" is defined in Section 6.2 of the Indenture.

      "Indenture" means the Indenture, dated as of February 5, 2004, among the Company, the Trustee and the Class A Liquidity Provider under which the Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by an Indenture Refunding Amendment or a supplemental indenture.

      "Indenture Refunding Amendment" means an amendment to the Indenture entered into for purposes of effecting a Refunding.

                                                Collateral Maintenance Agreement

                                  Appendix I-13

      "Independent Appraiser" means Simat, Helliesen & Eichner, Inc. or any other Person (i) engaged in a business which includes appraising Aircraft and assets related to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or Person performing similar functions.

      "Independent Appraiser's Certificate" means an appraisal report prepared and signed by an Independent Appraiser, addressed to the Security Agent and the Company and attached as Appendix II to the Offering Memo or delivered thereafter pursuant to Article II of the Collateral Maintenance Agreement.

      "Initial 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class A Notes" mean the securities issued and authenticated pursuant to the Indenture and substantially in the form of Exhibit A-1 thereto, other than the Exchange Class A Notes.

      "Initial 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class B Notes" means (a) the Original Class B Notes, or (b) following a Refunding of the Original Class B Notes, the New Class B Notes, in each case other than Exchange Class B Notes.

      "Initial Notes" means the Initial Class A Notes and the Initial Class B Notes.

      "Initial Purchasers" means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

      "Inspecting Parties" is defined in Section 3.7 of the Collateral Maintenance Agreement.

      "Institutional Accredited Investor" means, subject to Section 2.1(i) of the Indenture, an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

      "Interest Drawing" is defined in Section 3.6(a) of the Indenture.

      "Interest Payment Date" means February 5 and August 5 of each year so long as any Note is Outstanding (commencing August 5, 2004).

                                                Collateral Maintenance Agreement

                                  Appendix I-14

      "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and the reasonable investment expenses of the Trustee in making such investments.

      "Investment Security" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by any Rating Agency (or, if no Rating Agency shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g) or (h) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) Dollar-denominated-time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by any

                                                Collateral Maintenance Agreement

                                  Appendix I-15

Rating Agency (or, if no Rating Agency shall rate such obligations at such time, by any nationally recognized rating organization in the United States); (m) mortgage backed securities guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; (n) asset-backed securities rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; and (o) such other investments approved in writing by the Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. Any of the investments described herein may be made through or with, as applicable, a bank acting as Trustee or any of its affiliates.

      "Issuance Date" means, with respect to the Class A Notes and Original Class B Notes, the Closing Date, and with respect to the New Class B Notes, the Original Class C Notes, if issued, and the New Class C Notes, if issued, the date of initial issuance of the Notes of such Class.

      "Lien" means any mortgage, pledge, lease, security interest, encumbrance, lien or charge of any kind affecting title to or any interest in property.

      "Life Limited Part" means a Spare Part or Appliance that (i) has a finite operating life that is defined by hours, cycles or calendar limit and (ii) cannot be overhauled or repaired when it reaches its life limit.

      "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Liquidity Expenses" means, with respect to any Liquidity Facility, all Liquidity Obligations with respect to such Liquidity Facility other than (i) the principal amount of any Drawings under such Liquidity Facility and (ii) any interest accrued on such Liquidity Obligations.

      "Liquidity Facility" means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

      "Liquidity Facility Cash Collateral Account" means the Class A Liquidity Facility Cash Collateral Account or the Class B Liquidity Facility Cash Collateral Account, as applicable.

                                                Collateral Maintenance Agreement

                                  Appendix I-16

      "Liquidity Guarantee" means, with respect to any Liquidity Facility, if applicable, a guarantee executed and delivered by a Liquidity Guarantor fully and unconditionally guaranteeing the obligations of the Liquidity Provider under such Liquidity Facility.

      "Liquidity Guarantee Event" means, with respect to any Liquidity Guarantee, (i) such Liquidity Guarantee ceasing to be in full force and effect or becoming invalid or unenforceable or (ii) the Liquidity Guarantor under such Liquidity Guarantee denying its liability thereunder.

      "Liquidity Guarantor" means, with respect to any Liquidity Facility, if applicable, any Person that shall execute and deliver a Liquidity Guarantee and at the time of such execution and delivery shall meet the ratings requirements applicable to a Replacement Liquidity Provider.

      "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under any Liquidity Facility or the applicable Fee Letter.

      "Liquidity Provider" means the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

      "Liquidity Provider Election Date" is defined in Section 3.9(c) of the Indenture.

      "Loans" means all Pledged Spare Parts subject to leases or loans to any Person.

      "Make-Whole Amount" means (a) with respect to any Class A Note or Original Class B Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Note computed by discounting each such payment on a semi-annual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, exceeds
(ii) the outstanding principal amount of such Note plus accrued but unpaid interest thereon to the date of redemption; (b) with respect to any New Class B Note, the amount computed in the manner set forth in an Indenture Refunding Amendment applicable to such Class; and (c) with respect to any Class C Note, the amount computed in the manner set forth in an amendment to the Indenture at the time of issuance of the Class C Notes. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities

                                                Collateral Maintenance Agreement

                                  Appendix I-17
markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Note to be redeemed, the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Note. "Remaining Weighted Average Life" of an Note, at the redemption date of such Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (ii) the then unpaid principal amount of such Note.

      "Maximum Available Commitment" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Maximum Class A Collateral Ratio" means 54.0%.

      "Maximum Class B Collateral Ratio" means 70.0%.

      "Maximum Commitment" means, with respect to any Liquidity Facility, the Maximum Commitment (as defined in such Liquidity Facility).

      "Minimum Sale Price" means, with respect to any Pledged Spare Part or Other Collateral, at any time, the lesser of (a) 75% of the Fair Market Value of such Pledged Spare Parts or Other Collateral, and (b) the aggregate principal amount of the Notes Outstanding (disregarding for this purpose the Notes of any Class if all of the Notes of such Class are held or beneficially owned by American Entities), plus accrued and unpaid interest thereon.

      "Moody's" means Moody's Investors Service, Inc.

      "Moves" means all Pledged Spare Parts that become Excluded Parts by operation of one or more transactions contemplated by Section 4.2(a)(iii) of the Spare Parts Security Agreement or by operation of a transaction contemplated by a similar provision

                                                Collateral Maintenance Agreement

                                  Appendix I-18
of any other Collateral Agreement. For the avoidance of doubt, "Moves" shall not include any Pledged Spare Part: (a) that becomes an Excluded Part by operation of one or more of the actions contemplated by clause (i) or (ii) of Section 4.2(a) of the Spare Parts Security Agreement or Section 3.6(b) of the Collateral Maintenance Agreement; or (b) transferred under, or subject to an agreement or arrangement contemplated by, clause (i) or (ii) of Section 3.6(a) of the Collateral Maintenance Agreement.

      "New Appraisal Report Date" is defined in Section 2.8 of the Collateral Maintenance Agreement.

      "New Appraiser" means an Independent Appraiser that has not previously provided to the Company a signed Independent Appraiser's Certificate which the Company has delivered to the Trustee pursuant to the Collateral Maintenance Agreement or in connection with the Offering Memo.

      "New Class" is defined in Exhibit D to the Indenture.

      "New Class B Notes" means Notes that are issued as new Class B Notes in connection with a Refunding of the Original Class B Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "New Class C Notes" means Notes (other than any Second New Class C Notes) that are issued as new Class C Notes in connection with a Refunding of the Original Class C Notes, if issued, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "Nonappraisal Compliance Report" means a report providing information relating to compliance by the Company with Section 3.2 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix III to the Collateral Maintenance Agreement.

      "Nonappraisal Compliance Report Date" means January 1, April 1, July 1, and October 1 of each year, commencing with April 1, 2004.

      "Non-Controlling Party" means, at any time, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders (if any) and each Liquidity Provider, excluding whichever is the Controlling Party at such time.

      "Non-Designated Spare Part" means a Qualified Spare Part owned by the Company that: (a) is not incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine, Spare Part or Appliance; (b) if such Qualified Spare Part was previously incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine, Spare Part, or Appliance, does not remain owned by a lessor or

                                                Collateral Maintenance Agreement

                                  Appendix I-19
conditional seller of, or subject to a Lien applicable to, such Aircraft, Engine, Spare Part, or Appliance; (c) for the avoidance of doubt, is not leased to, loaned to, or held on consignment by, the Company; and (d) is not subject to a Loan to any Person.

      "Non-Extended Facility" is defined in Section 3.6(d) of the Indenture.

      "Non-Extension Drawing" is defined in Section 3.6(d) of the Indenture.

      "Non-Performing" means, with respect to any Note, a Payment Default existing thereunder (without giving effect to any Acceleration); provided, that in the event of a bankruptcy proceeding in which the Company is a debtor under the Bankruptcy Code: (a) any Payment Default occurring before the date of the order of relief in such proceeding will not be taken into account during the
Section 1110 Period; (b) any Payment Default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period; and
(c) any Payment Default occurring after the Section 1110 Period will not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in
Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured before the end of the applicable grace period, if any, set forth in the Indenture.

      "Non-Pledged Spare Part" means a Non-Designated Spare Part stored, located or maintained by or on behalf of the Company at a Section 3.9 Location.

      "Non-U.S. Person" means any Person other than a "U.S. person", as defined in Regulation S.

      "Noteholder" means any Holder of one or more Notes.

      "Notes" means the Class A Notes, the Class B Notes, and, if any are issued, the Class C Notes.

      "NY UCC" is defined in Section 1.1 of the Spare Parts Security Agreement.

      "Obligations" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Offering Memo" means the Offering Memorandum, dated February 5, 2004, of the Company relating to the offering of the Notes, as such Offering Memorandum may be amended or supplemented.

                                                Collateral Maintenance Agreement

                                  Appendix I-20

      "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

      "Officers' Certificate" means a certificate signed by an Officer, satisfying the requirements of Sections 12.4 and 12.5 of the Indenture.

      "Operative Documents" means the Indenture, the Collateral Agreements, the Collateral Maintenance Agreement, and the Notes.

      "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 12.4 and 12.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the 15 Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

      "Original Class B Notes" means the securities issued and authenticated on the Closing Date pursuant to the Indenture and substantially in the form of Exhibit A-2 thereto.

      "Original Class C Notes" means the securities, if any, issued and authenticated pursuant to Section 10.1 of the Indenture in the original principal amount and maturities and bearing interest as specified in an amendment to the Indenture at the time of issuance.

      "Original Number of Aircraft" means: (a) initially, (i) with respect to Boeing model 737-800 Aircraft, 77, and (ii) with respect to Boeing model 777-200 Aircraft, 45; and (b) following any redemption or cancellation of Notes required by any Fleet Reduction of an Aircraft Model pursuant to Section 3.3 of the Collateral Maintenance Agreement, the Original Number of Aircraft with respect to such Aircraft Model shall be the Reduced Number of Aircraft with respect to such Fleet Reduction.

      "Other Collateral" is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Outstanding" or "outstanding", when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                                                Collateral Maintenance Agreement

                                  Appendix I-21

            (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

            (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Article IX of the Indenture (except to the extent provided therein); and

            (d) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture.

      A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section
2.13 of the Indenture shall be applicable.

      "Overdue Scheduled Payment" means any Payment of accrued interest on any Notes which is not in fact received by the Trustee (whether from the Company, a Liquidity Provider or otherwise) on or within five days after the Scheduled Payment Date relating thereto.

      "Parts Inventory Report" means, as of any date, a report consisting of:
(a) a list identifying the Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Pledged Spare Parts as of such specified date, and indicating, for each Company part number, the percentages of such Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; (b) a list of the Designated Locations setting forth, for each such location as of such specified date, the percentage of the aggregate System Value of all Pledged Spare Parts that is represented by the aggregate System Value of the Pledged Spare Parts located at that Designated Location; (c) a list identifying the Non-Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Non-Pledged Spare Parts as of such specified date, and indicating, for each Company part number the percentages of such Non-Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; and (d) a list of the Section 3.9 Locations as of such date, setting forth for each such Section 3.9 Location as of such specified date, the percentage of the aggregate System Value of all Non-Pledged Spare Parts that is represented by the aggregate System Value of the Non-Pledged Spare Parts located at that Section 3.9

                                                Collateral Maintenance Agreement

                                  Appendix I-22

Location. Some or all of the information in a Parts Inventory Report may be in the form of a CD-ROM.

      "Parts Inventory Report Date" is defined in Section 2.1 of the Collateral Maintenance Agreement.

      "Parts Inventory Report Period" means, for 2004 and each year thereafter:
(i) February 19 through and including March 1; (ii) May 22 through and including June 1; (iii) August 22 through and including September 1; and (iv) November 21 through and including December 1.

      "Paying Agent" is defined in Section 2.8 of the Indenture.

      "Payment" means (i) any payment of principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the Notes from the Company, (ii) any payment of interest on a Class of Notes with funds drawn under the applicable Liquidity Facility or from the applicable Liquidity Facility Cash Collateral Account or (iii) any payment received or amount realized by the Trustee from the exercise of remedies after the occurrence of an Event of Default.

      "Payment Default" means a Default referred to in Section 7.1(a)(i) of the Indenture.

      "Payment Due Rate" means, for any Class of Notes, (a) the applicable Debt Rate plus 1% or, if less, (b) the maximum rate permitted by applicable law.

      "Permanent Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Permitted Lien" means (a) the rights of any Person existing pursuant to any Operative Document or any Support Document; (b) Liens attributable to the Trustee or any Collateral Agent (both in its capacity as Trustee or Collateral Agent and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.6 of the Collateral Maintenance Agreement; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet due or payable or being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any

                                                Collateral Maintenance Agreement

                                  Appendix I-23

Collateral Agent therein or impair the Lien of any Collateral Agreement; (e) materialmen's, mechanics', workers', repairers', warehousemans', employees', or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (f) Liens arising out of any judgment or award against the Company, so long as such judgment shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or with respect to which there shall have been secured a stay of execution pending appeal or other judicial review and such judgment or award shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, so long as during any such 60 day period, such Liens or such judicial proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (g) purchase money security interest Liens held by a vendor of the Company for goods purchased from such vendor by the Company, in each case arising in the ordinary course of business and for which the Company pays such vendor within 60 days of such purchase; provided that in each case that such Liens do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement and that the aggregate System Value of Pledged Spare Parts subject to such Liens at any time does not exceed $5,000,000; (h) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Agent; and (i) salvage or similar right of insurers under insurance policies maintained by the Company.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledged Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Pledged Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Pledged Spare Parts" is defined in clause (2) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Prepaid Class" is defined in Exhibit D to the Indenture.

                                                Collateral Maintenance Agreement

                                  Appendix I-24

      "Propeller" includes a part, appurtenance, and accessory of a propeller.

      "Provider Incumbency Certificate" is defined in Section 3.8(b) of the Indenture.

      "Provider Representatives" is defined in Section 3.8(b) of the Indenture.

      "Purchase Agreement" means the Purchase Agreement, dated February 2, 2004, by and between the Initial Purchasers and the Company.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Spare Parts" is defined in clause (2) of the first paragraph in
Section 2.1 of the Spare Parts Security Agreement.

      "Quarterly Appraisal Report Date" means, with respect to a Parts Inventory Report Period ending on: (i) March 1, the immediately following April 1; (ii) June 1, the immediately following July 1; and (iii) December 1, the immediately following January 1; in each case, subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Quarterly Methodology" means, in determining an opinion as the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; and (iii) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company.

      "Quarterly Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within a time period set forth in clause (i), (ii) or (iv) of the definition of "Parts Inventory Report Period"; in each case, subject to
Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Rating Agencies" means, collectively, at any time, and with respect to a Class of Notes, each of up to three nationally recognized rating agencies that shall have been requested by the Company to rate such Class of Notes and which shall then be rating such Class of Notes. The initial Rating Agencies with respect to the Class A Notes and the Class B Notes will be Moody's, Fitch, and Standard & Poor's.

                                                Collateral Maintenance Agreement

                                  Appendix I-25

      "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable Class of Notes that such action would not result in (i) a reduction of the rating for such Class of Notes below the then current rating for such Class of Notes or (ii) a withdrawal of the rating of such Class of Notes.

      "Record Date" means the 15th day preceding any Interest Payment Date, whether or not a Business Day.

      "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Note.

      "Redemption Percentage", with respect to any Aircraft Model, means, as of any date of determination, the percentage determined by multiplying (a) the fraction with (i) a numerator equal to the Original Number of Aircraft for such Aircraft Model minus the Reduced Number of Aircraft for such Aircraft Model, and
(ii) a denominator equal to the Original Number of Aircraft for such Aircraft Model by (b) the fraction with (i) a numerator equal to the aggregate Fair Market Value of the Pledged Spare Parts (as set forth in the Independent Appraiser's Certificate most recently delivered prior to such date of determination) that are appropriate for installation on, or use in, only such Aircraft Model, or the Engines or Spare Parts or Appliances utilized only on such Aircraft Model, and (ii) a denominator equal to the aggregate Fair Market Value of the Pledged Spare Parts for all models of Aircraft (as set forth in such Independent Appraiser's Certificate).

      "Reduced Number of Aircraft" means in the case of an Aircraft Model as to which the Company's in-service fleet of such Aircraft Model is below the then applicable Specified Minimum for such Aircraft Model during each day of a period of any 60 consecutive days as provided in Section 3.3 of the Collateral Maintenance Agreement, the number of Aircraft of such Aircraft Model remaining in the Company's in-service fleet as of the last day of such 60-day period.

      "Refunding" means a refunding of the Class B Notes or, if issued, the Class C Notes in accordance with Exhibit D of the Indenture.

      "Register" has the meaning provided in Section 2.8 of the Indenture.

      "Registrar" has the meaning provided in Section 2.8 of the Indenture.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

                                                Collateral Maintenance Agreement

                                  Appendix I-26

      "Regulation S Restricted Period Legend" is defined in Section 2.2 of the Indenture.

      "Relevant Appraisal Report Date" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Relevant Appraiser's Certificate" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the applicable Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the Required Amount and issued by a Person (or Persons) (or, if applicable, by a Person (or Persons) with a guarantor (or guarantors)) having a debt rating issued by each Rating Agency that is equal to or higher than the applicable Threshold Rating or with such other ratings and qualifications as shall permit each Rating Agency to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Class A Notes or the Class B Notes may have a stated expiration date earlier than 15 days after the Final Legal Maturity Date so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) of the Indenture.

      "Replacement Liquidity Provider" means a Person who issues a Replacement Liquidity Facility.

      "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 12.4 of the Indenture.

      "Required Amount" means, with respect to the Liquidity Facility or the Liquidity Facility Cash Collateral Account for any Class of Notes, for any day, the sum of the applicable aggregate amount of interest, calculated at the rate per annum equal to the

                                                Collateral Maintenance Agreement

                                  Appendix I-27

Stated Interest Rate applicable to the related Class of Notes on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on such Class of Notes on each of the four consecutive semi-annual Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding three semi-annual Interest Payment Dates, in each case calculated on the basis of the outstanding principal amount of such Class of Notes on such date and without regard to expected future payments of principal on such Class of Notes.

      "Required Class A Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then Outstanding.

      "Required Class B Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class B Notes then Outstanding.

      "Required Class C Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class C Notes, if issued, then Outstanding.

      "Required Reports" means, with respect to any Appraisal Report Date, the Independent Appraiser's Certificate, Appraisal Compliance Report, and Parts Inventory Report relating thereto.

      "Responsible Officer" means (i) with respect to the Trustee, any officer in the corporate trust administration department of the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and (ii) with respect to a Liquidity Provider, any authorized officer of such Liquidity Provider.

      "Restricted Definitive Class A Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Class B Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Global Class A Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Class B Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Notes" means the Restricted Global Class A Notes and the Restricted Global Class B Notes.

                                                Collateral Maintenance Agreement

                                  Appendix I-28

      "Restricted Legend" is defined in Section 2.2 of the Indenture.

      "Restricted Notes" is defined in Section 2.2 of the Indenture.

      "Restricted Period" is defined in Section 2.1(d) of the Indenture.

      "Rotable" means a Spare Part or Appliance (i) that wears over time and can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates or (ii) that can be economically restored to a serviceable condition but has a life less than the related flight equipment and can be overhauled or repaired only a limited number of times.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Sales" means all Pledged Spare Parts sold, transferred, or otherwise disposed of, excluding any Pledged Spare Part: (a) sold, transferred or otherwise disposed of in a transaction pursuant to Section 4.2(a) of the Spare Parts Security Agreement or pursuant to a similar provision of any other Collateral Agreement; or (b) deemed sold pursuant to the proviso of Section 3.6(a) of the Collateral Maintenance Agreement but as to which the Company has reacquired title.

      "Scheduled Payment Date" means (i) with respect to any payment of interest, the Interest Payment Date applicable thereto, (ii) with respect to any payment of defaulted interest, the payment date established pursuant to Section
2.16 of the Indenture, (iii) with respect to amounts due on the redemption of any Note, the Redemption Date applicable thereto, and (iv) with respect to the final maturity of the Notes, the Final Scheduled Payment Date.

      "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

      "Second New Class C Notes" means Notes that are issued as new Class C Notes in connection with a Refunding of any New Class C Notes that are American Class C Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "Section 3.9 Location" means, at any time, any location in the United States owned or leased by the Company where the Company holds Non-Designated Spare Parts (other than any such location with Non-Designated Spare Parts that have an immaterial aggregate System Value) that is not a Designated Location, but which, by operation of Section 3.9 of the Collateral Maintenance Agreement and Section 4.2(b) of the Spare Parts Security Agreement, is expected to become a Designated Location.

      "Section 1110" means Section 1110 of the Bankruptcy Code.

                                                Collateral Maintenance Agreement

                                  Appendix I-29

      "Section 1110 Period" means the continuous period of 60 days specified in
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any (not to exceed an additional 75 days), agreed to under Section 1110(b) of the Bankruptcy Code).

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security Agent" means the Trustee acting in the capacity of security agent on behalf of the Holders under the Spare Parts Security Agreement and under the Collateral Maintenance Agreement until a successor replaces it, or is substituted for it, in accordance with the provisions of the Spare Parts Security Agreement or the Collateral Maintenance Agreement, as the case may be, and thereafter means such successor.

      "Security Agreement" means the Spare Parts Security Agreement.

      "Serviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine, Spare Part or Appliance.

      "Shelf Registration Statement" means the shelf registration statement which may be required with respect to any Class of Notes to be filed by the Company with the SEC pursuant to a registration rights agreement, other than an Exchange Offer Registration Statement.

      "Spare Part" means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

      "Spare Parts Collateral" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Documents" is defined in clause (7) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Security Agreement" means the Spare Parts Security Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Special Default" means a Payment Default or an American Bankruptcy Event.

      "Special Record Date" is defined in Section 2.10 of the Indenture.

      "Specified Minimum" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

                                                Collateral Maintenance Agreement

                                  Appendix I-30

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Stated Expiration Date" is defined in Section 3.6(d) of the Indenture.

      "Stated Interest Rate" means, with respect to any Class of Notes, the Debt Rate for such Class of Notes.

      "Subordinated Note Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Successor Company" is defined in Section 5.4(a)(i) of the Indenture.

      "Supplemental Security Agreement" means a supplement to the Spare Parts Security Agreement substantially in the form of Exhibit A to the Spare Parts Security Agreement.

      "Support Documents" means the Liquidity Facilities and the Fee Letters.

      "System Value" means, with respect to any Qualified Spare Part as of any date, the system average unit price of such Qualified Spare Part as of such date as set forth in the Company's equipment inventory tracking system.

      "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

      "Temporary Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Termination Notice", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                                                Collateral Maintenance Agreement

                                  Appendix I-31

      "Threshold Amount" means $2,000,000.

      "Threshold Rating" means a senior unsecured short-term corporate rating of F-1 by Fitch (if the applicable Person is then rated by Fitch), a short-term unsecured debt rating of P-1 by Moody's and a short-term issuer credit rating of A-1 by Standard & Poor's; and in the case of any Person who does not have a senior unsecured short-term corporate rating by Fitch, a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from Standard & Poor's, then in lieu of such rating from such Rating Agencies, a senior unsecured long-term corporate rating of A in the case of Fitch (if such Person is then rated by Fitch), a long-term unsecured debt rating of A2 in the case of Moody's and a long-term issuer credit rating of A in the case of Standard & Poor's.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

      "Trust Accounts" is defined in Section 8.13(a) of the Indenture.

      "Trust Officer" means any Responsible Officer of the Trustee.

      "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor Trustee and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Notes of any Class shall mean the Trustee with respect to the Notes of that Class.

      "Trustee Incumbency Certificate" is defined in Section 3.8(a) of the Indenture.

      "Trustee Representatives" is defined in Section 3.8(a) of the Indenture.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "Unapplied Provider Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unpaid Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unserviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, that have been either removed from service (i) because they did not

                                                Collateral Maintenance Agreement

                                  Appendix I-32
work correctly or (ii) because upon inspection and testing, they were found not to meet certain prescribed standards.

      "U.S." or "United States" means the United States of America.

      "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, or that otherwise is certificated or registered to the extent required to fall within the purview of Section 1110.

      "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "U.S. Government Obligations" means securities that are direct obligations of the U.S. Government which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

      "USBT" is defined in the first paragraph of the Indenture.

      "Warranty Rights" means the rights of the Company under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design and patent infringement, or related matters in respect of the Pledged Spare Parts, in each case to the extent that: (a) such rights relate to the Pledged Spare Parts (and not to other Spare Parts, Appliances or any other properties or assets), (b) such rights are assignable at no additional expense to the Company, and (c) that such assignment does not require the consent of any Person and does not violate any contract or agreement binding upon the Company relating to such rights.

      "Written Notice" means, from the Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person.

      SECTION 2. Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

                                                Collateral Maintenance Agreement

                                  Appendix I-33

      (a) In each Operative Document, unless otherwise expressly provided, a reference to:

            (i) each of the Company, the Trustee, the Collateral Agent, the Security Agent or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii) words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

            (iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

            (v) the words "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

            (vi) the words "including", "including, without limitation", "including, but not limited to", and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section", an "Exhibit", an "Annex", an "Appendix" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a Section of, or an exhibit, an annex, an appendix or a schedule to, such Operative Document or such annex, respectively.

      (b) Each exhibit, annex, appendix and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

      (c) Unless otherwise defined or specified in any Operative Document, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

                                                Collateral Maintenance Agreement

                                  Appendix I-34

      (d) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

                                                Collateral Maintenance Agreement

                                  Appendix I-35

                                                              Appendix II to the
                                                Collateral Maintenance Agreement

[Address to the Security Agent]

                APPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

      We refer to the Collateral Maintenance Agreement, dated as of February 5, 2004, between American Airlines, Inc. (the "Company") and U.S. Bank Trust National Association, as Security Agent (as amended, the "Agreement"). Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

      1. This Compliance Report is accompanied by an Independent Appraiser's Certificate (the "Relevant Spare Parts Appraisal"), dated as of [__________]. The Parts Inventory Report Date for purposes of the Relevant Spare Parts Appraisal was [___________] (the "Relevant Parts Inventory Report Date") and the Appraisal Report Date for purposes of this Appraisal Compliance Report was [___________] (the "Relevant Appraisal Report Date").

      2. The following sets forth the calculation of the Class A Collateral
Ratio:

         a.  The aggregate principal amount of all Class A Notes
             Outstanding as of the Relevant Appraisal Report Date    $[_______]

         b.  The Fair Market Value of the Cash Collateral as of the
             Relevant Appraisal Report Date                          $[_______]

         c.  The Fair Market Value of the Pledged Spare Parts
             as of the Relevant Parts Inventory Report Date, as
             set forth in the accompanying Relevant Spare Parts
             Appraisal                                               $[_______]

        [d.  The Fair Market Value of the Other Collateral with
             respect to the Relevant Appraisal Report Date,
             determined as set forth in the applicable Collateral
             Agreement                                               $[_______]]

The Class A Collateral Ratio ((a - b) / (c [+d]))                     [_______]%

                                                Collateral Maintenance Agreement

      3. The following sets forth the calculation of the Class B Collateral
Ratio:

         a.  The aggregate principal amount of all Class A Notes
             and Class B Notes Outstanding as of the Relevant
             Appraisal Report Date                                   $[_______]

         b.  The Fair Market Value of the Cash Collateral as of
             the Relevant Appraisal Report Date                      $[_______]

         c.  The Fair Market Value of the Pledged Spare Parts
             as of the Relevant Parts Inventory Report Date,
             as set forth in the accompanying Relevant Spare
             Parts Appraisal                                         $[_______]

         [d. The Fair Market Value of the Other Collateral with
             respect to the Relevant Appraisal Report Date
             determined as set forth in the applicable
             Collateral Agreement                                    $[_______]]

The Class B Collateral Ratio ((a - b) / c [+ d])                      [_______]%

      4. All Spare Parts and Appliances listed in the Parts Inventory Report as "Pledged Spare Parts" as of the Relevant Parts Inventory Report Date constituted Pledged Spare Parts as defined in Section 2.1 of the Spare Parts Security Agreement.

      5. Attached hereto as Exhibit 1 is a report that correctly sets forth the following information as of the Relevant Parts Inventory Report Date with respect to each Pledged Spare Part model among the 500 Pledged Spare Part models with the highest aggregate System Value:

            (i)   Manufacturer's part number(s);

            (ii)  the Company's part tracking number;

            (iii) part description;

            (iv)  related aircraft model(s);

            (v)   quantity on hand; and

            (vi)  the aggregate System Value.

                                                Collateral Maintenance Agreement

Dated: [__________]

                                          Very truly yours,

                                          AMERICAN AIRLINES, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                                Collateral Maintenance Agreement

                                                             Appendix III to the
                                                Collateral Maintenance Agreement

[Address to the Security Agent]

               NONAPPRAISAL COMPLIANCE REPORT UNDER THE COLLATERAL
                              MAINTENANCE AGREEMENT

Ladies and Gentlemen:

      We refer to the Collateral Maintenance Agreement, dated as of February 5, 2004, between American Airlines, Inc. (the "Company") and U.S. Bank Trust National Association, as Security Agent (the "Agreement"). Terms defined in the Agreement and used herein have such respective defined meanings. This Nonappraisal Compliance Report is dated as of [January] [April] [July] [October]
1 and covers the Applicable Period from [   ] to [   ] (the "End Date"). The
Company hereby certifies that:

      1.    As of any date during such Applicable Period:

            (i) the aggregate System Value of Sales during such Applicable Period through such date did not exceed 4% of the aggregate System Value of the Pledged Spare Parts as of such date, and the aggregate System Value of Sales during the calendar year through such date did not exceed 8% of the aggregate System Value of the Pledged Spare Parts as of such date; and

            (ii) the aggregate System Value of Moves during such Applicable Period through such date, net of the aggregate System Value of Qualified Spare Parts transferred during such Applicable Period through such date by or on behalf of the Company to Designated Locations from locations that were not Designated Locations, did not exceed 4% of the aggregate System Value of the Pledged Spare Parts as of such date.

      2. The aggregate System Value of Loans outstanding as of any date during such Applicable Period did not exceed 2% of the aggregate System Value of the Pledged Spare Parts as of such date.

      3. The total number of Aircraft of the Aircraft Models described below in the Company's in-service fleet as of the End Date was as follows:

   Aircraft Model                             Number of Aircraft
   --------------                             ------------------
Boeing Model 737-800
Boeing Model 777-200

                                                Collateral Maintenance Agreement

      4. All transactions contemplated by Section 4.2(a) of the Spare Parts Security Agreement undertaken by the Company during such Applicable Period were in the ordinary course of the Company's business.

                                          Very truly yours,

                                          AMERICAN AIRLINES, INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                                Collateral Maintenance Agreement

                                                              Appendix IV to the
                                                Collateral Maintenance Agreement

                                    INSURANCE

      (a) Liability Insurance. Subject to the rights of the Company to establish and maintain self-insurance with respect to public liability and property damage liability insurance for spare parts (including the Pledged Spare Parts) in the manner and to the extent specified in the next sentence, the Company will carry, or cause to be carried, at its expense, liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to the Pledged Spare Parts: (A) in amounts that are not less than the liability insurance applicable to similar spare parts on which the Company carries insurance, provided that such liability insurance shall not be less than the amount certified in the insurance certificate delivered on the Closing Date; (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Company and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by the Company; and (C) that is maintained in effect with insurers of recognized responsibility. The Company may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including insuring for a maximum amount that is less than the amount set forth above), the risks required to be insured against pursuant to the preceding sentence, but in no case shall such self-insurance exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft on which the Company carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case the Company may self-insure to such higher level; provided, that in addition to the foregoing right to self-insure, the Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Pledged Spare Parts, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum deductibles (per annum or other period) or other insurance deductibles imposed by the liability insurers. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Security Agent, the Trustee and the Liquidity Providers as their Interests (as defined below in this paragraph (a)) may appear, as additional insureds (the "Additional Insureds"), (B) subject to the condition of clause (C) below, provide that, in respect of the interest of the Additional Insureds in such policies, the insurance shall not be invalidated by any action or inaction (including misrepresentation and non-disclosure) of the Company or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds' Interests as they appear, regardless of any breach or violation of any representation, warranty, declaration or condition contained in such policies by the

                                                Collateral Maintenance Agreement

Company, (C) provide that, if such insurance is canceled for any reason whatever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance certificate delivered on the Closing Date to the Security Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Additional Insureds shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance,
(E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds to the extent of any moneys due to the Additional Insureds and (2) subrogation against the Additional Insureds to the extent that the Company has waived its rights by its agreements to indemnify the Additional Insureds pursuant to the Operative Documents, (F) be primary without right of contribution from any other insurance that may be carried by each Additional Insured with respect to its interests as such in the Pledged Spare Parts and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this paragraph (a) and in paragraph (b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents.

      (b) Insurance Against Loss or Damage to Pledged Spare Parts. Subject to the rights of the Company to establish and maintain self-insurance with respect to loss or damage to spare parts (including the Pledged Spare Parts) in the manner and to the extent specified in the next sentence, the Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at the Company's expense, insurance covering the Pledged Spare Parts against all risks of physical loss or damage, subject to customary policy exclusions. Such insurance (including the permitted self-insurance) shall at all times while the Pledged Spare Parts are subject to the Spare Parts Security Agreement be for an amount not less than 110% of the principal amount of the Outstanding Notes from time to time. The Company may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including insuring for a maximum amount that is less than the amount set forth above), the risks required to be insured against pursuant to the preceding sentence, but in no case shall such self-insurance exceed an amount consistent with normal industry practice; provided, that in addition to the foregoing right to self-insure, the Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Pledged Spare Parts, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum deductibles (per annum or other period) or other insurance deductibles imposed by the property insurers. Any policies carried in accordance with this paragraph (b) and

                                                Collateral Maintenance Agreement
any policies taken out in substitution or replacement for any such policies shall (A) provide that any insurance proceeds up to the Debt Balance payable for any loss or damage constituting an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount shall be paid to the Security Agent as long as the Spare Parts Security Agreement shall not have been discharged, and that all other amounts shall be payable to the Company, unless the insurer shall have received notice that a Special Default or Event of Default exists, in which case all insurance proceeds for any loss or damage to any Pledged Spare Parts up to the Debt Balance shall be payable to the Security Agent, (B) provide that such insurance shall not be canceled for any reason other than nonpayment of premium without giving the Additional Insureds written notice 60 days prior to the effective date of such cancellation, and shall not be canceled for nonpayment of premium without giving the Additional Insureds written notice 10 days prior to the effective date of such cancellation, (C) provide that the insurer shall waive rights of subrogation against the Additional Insureds to the extent the Company has waived its rights by its agreement to indemnify the Additional Insureds pursuant to the Operative Documents, (D) be primary without right of contribution from any other insurance that may be carried by any Additional Insured with respect to its Interests as such in the Pledged Spare Parts, and (E) provide that none of the Additional Insureds shall be liable for any insurance premium.

      (c) Application of Insurance Proceeds. Any insurance proceeds shall be applied as set forth in Article V of the Security Agreement.

      (d) Certificates, Etc. On or before the Closing Date and annually upon renewal of the Company's insurance coverage, the Company will furnish to the Security Agent, the Trustee and each Liquidity Provider a certificate of insurance of the independent insurance brokers appointed by the Company (which brokers may be in the regular employ of the Company) as to the insurance then carried and maintained on the Pledged Spare Parts and stating the opinion of such brokers that such insurance complies with the terms hereof; provided that all information contained in such certificate shall be held confidential by the Security Agent, the Trustee and each Liquidity Provider and shall not be furnished or disclosed to anyone other than each other and their respective bank examiners, auditors, accountants, agents and legal counsel and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. The Company will cause such firm to advise the Security Agent in writing of any act or omission on the part of the Company of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts. The Company will also cause such firm to advise the Security Agent in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Pledged Spare Parts pursuant to this Appendix IV will occur.

                                                Collateral Maintenance Agreement

      (e) Salvage Rights; Other. All salvage rights to the Pledged Spare Parts shall remain with the Company's insurers at all times, and any insurance policies of the Security Agent insuring the Pledged Spare Parts shall provide for a release to the Company of any and all salvage rights in and to the Pledged Spare Parts.

      (f) Right to Pay Premiums. None of the Security Agent and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Security Agent shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts that is due in respect of the coverage pursuant to the Collateral Maintenance Agreement and to maintain such coverage, as the Security Agent may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Security Agent for amounts so paid by it.

                                                Collateral Maintenance Agreement